UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2023

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On December 31, 2023, NiSource Inc., a Delaware corporation (“NiSource” or “Company”) consummated the closing (the “Closing”) of the issuance of a 19.9% indirect equity interest in NiSource’s wholly-owned subsidiary Northern Indiana Public Service Company LLC (“NIPSCO”) to BIP BLUE BUYER L.L.C., an affiliate of Blackstone Infrastructure Partners and an experienced investor in U.S. infrastructure (the “Investor”). Pursuant to that previously announced purchase and sale agreement (the “Purchase Agreement”) dated June 17, 2023, as amended by Amendment No. 1 to the Purchase Agreement dated July 6, 2023, by and among NiSource, NIPSCO Holdings II LLC, a Delaware limited liability company (“Holdings II”) and Investor, at Closing, Investor acquired a 19.9% equity interest in Holdings II in exchange for making a capital contribution of $2,161,940,000 in cash in Holdings II. Upon consummation of the Closing, NiSource owns an 80.1% controlling indirect equity interest in NIPSCO while Investor owns the remaining 19.9% indirect equity interest.

Item 1.01	Entry Into a Material Definitive Agreement.

On December 31, 2023, pursuant to the terms of the Purchase Agreement and simultaneously with the Closing, Investor, NIPSCO Holdings I LLC, an Indiana limited liability company (“Holdings I”), Holdings II and NiSource entered into an Amended and Restated Limited Liability Company Agreement of Holdings II (the “LLC Agreement”). The LLC Agreement establishes, among other things, governance rights, exit rights, requirements for additional capital contributions, mechanics for distributions, and other arrangements for Holdings II from and following the Closing. Specifically, under the terms of the LLC Agreement, Investor will provide up to $250,000,000 in additional capital contributions over a three-year period after the Closing, which obligation is backed by an Equity Commitment Letter from an affiliate of Investor. Under the LLC Agreement, Investor is entitled to appoint two directors to the board of directors of Holdings II (the “Board”) so long as Investor (together with any approved affiliate) holds at least a 17.5% Percentage Interest (as defined in the LLC Agreement). In connection with the Closing, Investor appointed two directors to the Board, such that the Board is now comprised of seven directors, two appointed by Investor and five appointed by NiSource. The LLC Agreement also contains certain investor protections, including, among other things, requiring Investor approval for Holdings II to take certain major actions. In addition, the LLC Agreement contains certain terms surrounding transfer rights and other obligations applicable to both Investor and NiSource.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the LLC Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 2, 2024, NiSource issued a press release announcing the Closing, a copy of which is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in and incorporated by reference into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Amended and Restated Limited Liability Company Agreement of NIPSCO Holdings II LLC, dated December 31, 2023.

99.1	Press Release, dated January 2, 2024 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission (the “SEC”) upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

Date: January 2, 2024	By:	/s/ Shawn Anderson
Shawn Anderson
Executive Vice President and Chief Financial Officer